ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
TRI-COUNTY FINANCIAL CORPORATION

Tri-County Financial Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The first sentence of Article X of the Corporation’s Articles of Incorporation is hereby amended to read as follows:

A.
Number; Vacancies.  The number of directors of the Corporation shall be such number as shall be provided from time to time in or in accordance with the bylaws, provided that no decrease in any number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action.

SECOND:  The foregoing amendment to the Articles of Incorporation was duly advised by the Corporation’s Board of Directors and approved by the stockholders of the Corporation as required by law.

THIRD: The amendment does not increase or decrease the authorized stock of the Corporation.

FOURTH:  The description of each class of authorized stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, was not changed by the amendment.

The undersigned President and Secretary acknowledge that these Articles of Amendment to be the corporate act of the Corporation and hereby certify that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

Date:  May 11, 2012

Attest:	TRI-COUNTY FINANCIAL CORPORATION

/s/ Gregory C. Cockerham	/s/ William J. Pasenelli
Gregory C. Cockerham	William J. Pasenelli
Secretary	President and Chief Financial Officer